Western New England Bancorp





INVESTOR PRESENTATION 2ND QUARTER 2026

Local banking is better than ever.

FORWARD-LOOKING STATEMENTS

This Investor Presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the Company's financial condition, liquidity, results of operations, future performance, and business. Forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to:

- unpredictable changes in general economic or political conditions, financial markets, fiscal, monetary and regulatory policies, including actual or potential stress in the banking industry;
- the possibility that future credit losses, loan defaults and charge-off rates are higher than expected due to changes in economic assumptions or adverse economic developments;
- general business and economic conditions on a national basis and in the local markets in which we operate, including those impacting credit quality;
- unstable political and economic conditions, including changes in tariff policies, which could materially impact credit quality trends and the ability to generate loans and gather deposits;
- inflation and governmental responses to inflation, including potential future increases in interest rates that reduce net interest margins;
- the effect on our operations of governmental legislation and regulation, including changes in accounting regulation or standards, the nature and timing of the adoption and effectiveness of new requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Basel guidelines, capital requirements and other applicable laws and regulations;
- changes in regulation, regulatory policy, legislation, accounting standards and practices, and fiscal monetary policy, particularly in light of the shift in presidential administrations and the potential for related shifts in agency policy and leadership;
- operational risks or risk management failures by us or critical third parties, including without limitation with respect to data processing, information systems, cybersecurity incidents, technological integration, including AI, vendor issues, business interruption, and fraud risks;
- significant changes in accounting, tax or regulatory practices or requirements;
- new legal obligations or liabilities or unfavorable resolutions or litigation;
- disruptive technologies in payment systems and other services traditionally provided by financial institutions;

FORWARD-LOOKING STATEMENTS

- the risk that we may not be successful in the implementation of our business strategy;
- severe weather, natural disasters, pandemics, acts of war or terrorism and other external events which could significantly impact our business;
- declines in real estate values in the Company's market area, which may adversely affect our loan production;
- decreases in the value of securities and other assets, or changes in the securities markets which affect investment management revenue;
- decreases in deposit levels necessitating increased borrowing to fund loans, investments and other needs;
- competitive pressures from other financial institutions;
- the soundness of other financial services institutions which may adversely affect our credit risk;
- failure or circumvention of our internal controls or procedures;
- the risk that goodwill and intangibles recorded in our financial statements will become impaired;
- increases in Federal Deposit Insurance Corporation deposit insurance premiums and assessments;
- introduction of new lines of business or new products and services, which may subject us to additional risks;
- changes in key management personnel which may adversely impact our operations; and
- other risks and uncertainties detailed in Part 1A "Risk Factors" of the Company's 2025 Annual Report on Form 10-K.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from the results discussed in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except to the extent required by law.

WHO WE ARE

Every day, we focus on showing Westfield Bank customers ***"what better banking is all about."*** For us, the idea of better banking starts with putting customers first, while adhering to our core values.

Our Core Values:

- *Integrity*
- *Enhance Shareholder Value*
- *Customer Focus*
- *Community Focus*


WB
WESTFIELD BANK
70 Center Street, Chicopee, MA.

Our Core Mission:

Our core mission is to help customers succeed in our community, while creating and increasing shareholder value.

The Company's mission drives the outcome we envision for ***Western New England Bancorp.***

SENIOR MANAGEMENT TEAM

James C. Hagan, *President & Chief Executive Officer*

Guida R. Sajdak, *Executive Vice President, Chief Financial Officer & Treasurer*

Allen J. Miles III, *Executive Vice President & Chief Lending Officer*

Kevin C. O'Connor, *Executive Vice President & Chief Operating Officer*

John E. Bonini, *Senior Vice President & General Counsel*

Filipe Goncalves, *Senior Vice President & Chief Credit Officer*

Darlene Libiszewski, *Senior Vice President & Chief Information Officer*

Christine Phillips, *Senior Vice President, Chief Human Resources Officer*

Leo R. Sagan, Jr., *Senior Vice President & Chief Risk Officer*

2Q2026 QUARTERLY EARNINGS

($ in thousands, except EPS)	2Q2026	1Q2026[1]	4Q2025	3Q2025	2Q2025[2]
Net interest income	$ 19,321	$ 18,825	$ 18,829	$ 18,092	$ 17,642
Provision for (reversal of) credit losses	1,557	75	(485)	1,293	(615)
Non-interest income	3,394	3,433	3,173	3,173	3,411
Non-interest expense	16,355	16,008	15,870	15,778	15,656
Income before taxes	4,803	6,175	6,617	4,194	6,012
Income tax expense	1,205	1,398	1,408	1,027	1,422
Net income	**$ 3,598**	**$ 4,777**	**$ 5,209**	**$ 3,167**	**$ 4,590**
Diluted earnings per share (EPS)	$ 0.18	$ 0.24	$ 0.26	$ 0.16	$ 0.23
Return on average assets (ROA)	0.53%	0.71%	0.75%	0.46%	0.69%
Return on average equity (ROE)	5.84%	7.77%	8.40%	5.20%	7.76%
Net interest margin	3.00%	2.95%	2.89%	2.81%	2.80%
Net interest margin, tax-equivalent basis	3.02%	2.97%	2.91%	2.83%	2.82%

(1) Non-interest income includes $449,000 in gains on bank-owned life insurance death benefits.
(2) Non-interest income includes $243,000 in gains on non-marketable equity investments.

NET INTEREST INCOME AND NET INTEREST MARGIN



$24.0
$22.0
$20.0
$18.0
$16.0
$14.0
3.05%
3.00%
2.95%
2.90%
2.85%
2.80%
2.75%
$17.6
$18.1
$18.8
$18.8
$19.3
2.80%
2.81%
2.89%
2.95%
3.00%
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026
Net interest income ($)
Net interest margin (%)

HIGHLIGHTS

Net interest income, our primary driver of revenues, increased $1.7 million, or 9.5%, from $17.6 million for the three months ended June 30, 2025 to $19.3 million for the three months ended June 30, 2026 and increased $496,000, or 2.6%, from the three months ended March 31, 2026.

For the three months ended June 30, 2026, the net interest margin increased 20 basis points from 2.80% for the three months ended June 30, 2025 to 3.00%, and increased 5 basis points from 2.95% for the three months ended March 31, 2026.

($ in millions)

(1) See slides 35-37 for the related net interest margin calculation and a reconciliation of GAAP to non-GAAP financial measures.

TOTAL LOANS[1]

HIGHLIGHTS

- Total loans increased $9.9 million, or 0.5%, from $2.2 billion, or 79.7% of total assets, at December 31, 2025 to $2.2 billion, or 80.2% of total assets, at June 30, 2026.
- Commercial and industrial loans ("C&I") increased $12.5 million, or 5.6%, to $234.3 million and represented 10.7% of total loans.
- Commercial real estate loans ("CRE") decreased $33.7 million, or 3.1%, to $1.1 billion, and represented 48.6% of total loans.
- Residential real estate loans, including home equity loans, increased $31.7 million, or 3.7%, to $888.6 million, and represented 40.6% of total loans.
- Loan Mix: 59.3% Commercial and 40.7% Retail/Consumer.
- Non-owner occupied CRE as a percentage of Total Bank Risk-Based Capital was 317.6% at June 30, 2026.
- Fixed rate (54%); Adjustable (27%); and Floating (19%).


Total Loans
$2.2 Billion
Consumer
0%
C&I
11%
Residential Real Estate
34%
Home Equity Lines and Loans
7%
CRE - Owner Occupied
8%
CRE - Non-Owner Occupied
40%

Line of Business	Weighted Average Portfolio Rate as of June 30, 2026	Weighted Average Rate on New Originations (2)
Commercial Real Estate	5.01%	6.56%
Commercial and Industrial	6.28%	6.79%
Residential Real Estate	4.95%	6.11%

(1) Total loans as of June 30, 2026.
(2) Yield on new originations for the 2nd quarter of 2026.

TOTAL LOANS


PERIOD-END LOANS OUTSTANDING
($ in millions)
$2,225
$2,200
$2,175
$2,150
$2,125
$2,100
$2,075
$2,050
$2,025
$2,000
$2,090
$2,128
$2,181
$2,198
$2,191
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026


AVERAGE LOANS OUTSTANDING
($ in millions)
$2,200
$2,175
$2,150
$2,125
$2,100
$2,075
$2,050
$2,025
5.20%
5.15%
5.10%
5.05%
5.00%
4.95%
$2,081
$2,112
$2,167
$2,187
$2,190
5.08%
5.04%
5.06%
5.11%
5.14%
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026
Average Loans Outstanding
Average Loan Yield, Tax-Equivalent Basis

The average loan yield, on a tax-equivalent basis, a non-GAAP financial measure (1), increased six basis points from 5.08% for the three months ended June 30, 2025 to 5.14% for the three months ended June 30, 2026, while average loans increased $108.6 million, or 5.2%, during the same period.

(1) See slides 35-37 for the related average loan yield on a tax-equivalent basis calculation and a reconciliation of GAAP to non-GAAP financial measures.

COMMERCIAL AND INDUSTRIAL LOANS



$240
$235
$230
$225
$220
$215
$210
$235
$219
$222
$228
$234
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026

Total C&I loans increased $12.5 million, or 5.6%, from $221.8 million, or 10.2% of total loans, at December 31, 2025 to $234.3 million, or 10.7% of total loans, at June 30, 2026.

($ in millions)

COMMERCIAL & INDUSTRIAL PORTFOLIO(1)



Heavy and Civil Engineering Construction, 0.6%
HOTELS, 0.1%
Auto Sales/Service, 0.3%
Healthcare, 0.4%
Other, 2.5%
Specialty Trade Contractors, 0.5%
Construction, Sand and Gravel Mining, 0.7%
Manufacturing, 2.5%
Educational Services, 1.2%
Merchant Wholesalers, 1.9%

(1) % of total loans as of June 30, 2026.

COMMERCIAL REAL ESTATE LOANS



$1,200
$1,000
$800
$600
$400
$200
$-
$865
$884
$910
$918
$883
$181
$194
$189
$183
$182
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026
Owner
Non-Owner

At June 30, 2026, total CRE loans decreased $33.7 million, or 3.1%, to $1.1 billion from December 31, 2025. Non-owner occupied CRE loans decreased $27.3 million, or 3.0%, and owner-occupied CRE loans decreased $6.5 million, or 3.4%. The decrease in CRE loans was primarily driven by an increased level of CRE loan prepayments during the six months ended June 30, 2026. Non-owner occupied CRE loans as a percentage of Total Bank Risk-Based Capital decreased from 328.6% at December 31, 2025 to 317.6% at June 30, 2026.

($ in millions)

COMMERCIAL REAL ESTATE LOANS (CRE) – JUNE 30, 2026

Property Type	Non-Owner Occupied	Owner Occupied	Total	% of CRE Portfolio	% of Total Bank Risk-Based Capital (RBC)(1)
		($ in thousands)			
Office	$169,471	$ 20,946	$ 190,417	18.0%	68.5%
Apartment	170,511	-	170,511	16.0%	61.3%
Industrial	109,511	40,149	149,660	14.0%	53.8%
Retail	111,316	4,972	116,288	10.9%	41.8%
Mixed Use	76,398	5,559	81,957	7.7%	29.5%
Other	43,323	23,744	67,067	6.3%	24.1%
Automotive Sales and Service	7,727	54,368	62,095	5.8%	22.3%
Self Storage	45,913	65	45,978	4.3%	16.5%
Hotel/Hospitality	40,761	-	40,761	3.8%	14.7%
Shopping Center	29,411	6,476	35,887	3.4%	12.9%
Warehouse	22,483	10,588	33,071	3.1%	11.9%
Adult Care/Assisted Living	29,056	-	29,056	2.7%	10.5%
School/Higher Education	9,928	15,505	25,433	2.4%	9.2%
Student Housing	17,169	-	17,169	1.6%	6.2%
Total commercial real estate loans	**$882,978**	**$182,372**	**$1,065,350**	**100.00%**	
% of Total Bank Risk-Based Capital	317.6%	65.6%			
% of Total CRE Loans	82.9%	17.1%			

At June 30, 2026, the commercial real estate portfolio totaled $1.1 billion and represented 48.6% of total loans. Of the $1.1 billion, $883.0 million, or 82.9% of the CRE portfolio, was categorized as non-owner occupied and $182.4 million, or 17.1%, was categorized as owner occupied.

(1) The Total RBC ratio is based on Westfield Bank's capital. Due to loan classifications, the percentage of total RBC may differ from the Call Report.

CRE CONCENTRATION


Non-Owner Occupied Commercial Real Estate
as a Percent of Total Risk-Based Capital(1)
($ in millions)
$930
$920
$910
$900
$890
$880
$870
$860
$850
$840
$830
350%
345%
340%
335%
330%
325%
320%
315%
310%
305%
300%
$865
$884
$910
$918
$883
319%
322%
329%
330%
318%
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026
CRE Non-Owner Occupied
CRE Non-Owner Occupied as a percentage of Risk-Based Capital

(1) *Westfield Bank Total Risk-Based Capital as of June 30, 2026.*

COMMERCIAL REAL ESTATE – NON-OWNER OCCUPIED – JUNE 30, 2026

Property Type	MA	CT	NH	RI	ME	Other	Total	% of Total RBC (1)	Weighted Average Loan to Value (LTV) (2)
			($ in thousands)						
Office	$ 63,054	$ 57,296	$38,023	$ -	$11,098	$ -	$169,741	61.0%	61.8%
Apartment	106,140	43,169	-	21,202	-	-	170,511	61.3%	51.1%
Retail	52,892	25,432	13,647	5,994	13,351	-	111,316	40.0%	49.2%
Industrial	59,580	34,310	-	11,205	-	4,416	109,511	39.4%	53.0%
Mixed Use	36,878	22,242	-	12,676	-	4,602	76,398	27.5%	55.2%
Self Storage	35,969	9,180	764	-	-	-	45,913	16.5%	55.1%
Other	38,652	3,896	661	-	114	-	43,323	15.5%	50.8%
Hotel/Hospitality	19,694	21,067	-	-	-	-	40,761	14.7%	50.1%
Shopping Center	10,169	19,242	-	-	-	-	29,411	10.6%	48.7%
Adult Care/Assisted Living	8,385	8,435	12,236	-	-	-	29,056	10.4%	57.6%
Warehouse	16,809	4,830	-	-	-	844	22,483	8.1%	41.3%
Student Housing	6,634	7,537	2,660	-		338	17,169	6.2%	54.7%
School/Higher Education	9,928	-	-	-	-	-	9,928	3.6%	42.5%
Automotive Sales and Service	5,613	2,114	-	-	-	-	7,727	2.8%	64.7%
Total non-owner occupied commercial real estate	**$470,397**	**$258,750**	**$67,991**	**$51,077**	**$24,563**	**$10,200**	**$882,978**	**317.6%**	**53.6%**

At June 30, 2026, the non-owner occupied CRE portfolio totaled $883.0 million, or 317.6% of total RBC. Of the $883.0 million, $470.4 million, or 53.3% of non-owner occupied CRE, was concentrated in Massachusetts and $258.8 million, or 29.3% of non-owner occupied CRE, was concentrated in Connecticut. At June 30, 2026, the non-owner occupied office portfolio totaled $169.7 million, or 61.0% of total RBC with a weighted average LTV of 61.8%. The non-owner occupied apartment portfolio totaled $170.5 million, or 61.3% of total RBC with a weighted average LTV of 51.1%.

(1) The total RBC ratio is based on Westfield Bank's capital and due to loan classifications, the percentage of total RBC may differ from the Call Report.
(2) Weighted average LTV is based on the original appraisal and the current loan balance.

COMMERCIAL REAL ESTATE – OFFICE BUILDINGS – JUNE 30, 2026

By Collateral Type	Non-Owner Occupied	Owner Occupied	Total	% of Office Portfolio	% of Total Bank RBC(1)
	($ in thousands)				
Office/Medical	$ 106,666	$ 10,373	$ 117,039	61.4%	42.1%
Office/Professional Metro	3,517	7,586	11,103	5.8%	4.0%
Office/Professional Suburban	34,260	2,779	37,039	19.5%	13.3%
Office/Professional Urban	25,028	208	25,236	13.3%	9.1%
Total Office Portfolio	**$ 169,471**	**$ 20,946**	**$ 190,417**	**100.0%**	**68.5%**
Percent of RBC	**61.0%**	**7.5%**	**68.5%**		

By State	Non-Owner Occupied	Owner Occupied	Total	% of Office Portfolio	% of Total Bank RBC(1)
	($ in thousands)				
Massachusetts	$ 63,054	$ 18,205	$ 81,259	42.7%	29.2%
Connecticut	57,296	2,741	60,037	31.5%	21.6%
New Hampshire	38,023	-	38,023	20.0%	13.7%
Other	11,098	-	11,098	5.8%	4.0%
Total Office Portfolio	**$ 169,471**	**$ 20,946**	**$ 190,417**	**100.0%**	**68.5%**

By Risk Rating	Non-Owner Occupied	Owner Occupied	Total	% of Office Portfolio	% of Total Bank RBC(1)
	($ in thousands)				
Pass	$ 159,927	$ 20,677	$ 180,604	94.8%	65.0%
Special Mention	69	-	69	-	-%
Substandard	9,475	269	9,744	5.2%	3.5%
Total Office Portfolio	**$ 169,471**	**$ 20,946**	**$ 190,417**	**100.0%**	**68.5%**

As of June 30, 2026, the office portfolio totaled $190.4 million, or 68.5% of total RBC. Non-owner occupied office totaled $169.5 million, or 61.0% of total RBC, and owner-occupied office totaled $20.9 million, or 7.5% of total RBC. Office exposure is concentrated in medical-office, totaling $117.0 million, or 61.4% of the total office portfolio.

Of the $190.4 million in total office, 42.7% is concentrated in Massachusetts and 31.5% is concentrated in Connecticut. The Company does not have any exposure in greater Boston or New York.

Of the $190.4 million in total office, 94.8% of the office portfolio is in the pass-rated category and 5.2% is in the substandard category.

At June 30, 2026, the Company charged off $1.8 million on a non-owner occupied CRE participation loan secured by an office building. The remaining balance of $1.6 million has been classified as substandard (see slide 27).

(1) The total RBC ratio is based on Westfield Bank's capital and due to loan classifications, the percentage of total RBC may differ from the Call Report.

RESIDENTIAL REAL ESTATE LOANS



$900
$880
$860
$840
$820
$800
$780
$760
$805
$828
$857
$866
$889
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026



Residential Real Estate Loans
As of June 30, 2026
Home Equity
16%
Residential Real Estate
84%

At June 30, 2026, residential real estate loans, including home equity loans, increased $31.7 million, or 3.7%, from $856.9 million, or 39.3% of total loans, at December 31, 2025 to $888.6 million, or 40.6% of total loans. At June 30, 2026, the Company serviced $73.7 million in loans sold to the secondary market, with servicing retained, which are not included on the Company's balance sheet under residential real estate loans.

($ in millions)

INVESTMENT PORTFOLIO

The table below displays the investment portfolio as of June 30, 2026.

($ in millions)	Amortized Cost Basis	Fair Value	% of Investment Portfolio (Amortized Cost Basis)	Unrealized Loss (Net of Tax)	Net of Tax Loss as a % of Amortized Cost Basis	Net of Tax Loss as a % of Tier 1 Capital[1]	Duration in Years
HTM	$181.7	$151.2	48.4%	($22.2)	(12.2%)	8.6%	7.0
AFS	$193.5	$170.6	51.6%	($17.1)	(8.8%)	6.6%	5.4
Total Investments	$375.2	$327.8	100.0%	($39.3)	(10.5%)	15.2%	6.1

The held-to-maturity ("HTM") and available-for-sale ("AFS") securities portfolio totaled $352.3 million and represented 12.9% of total assets at June 30, 2026 and $364.6 million, or 13.3% of total assets, at December 31, 2025.

The HTM unrealized losses, net of tax, were approximately $22.2 million, or 12.2%, of the total HTM amortized cost basis. If the HTM losses, net of tax, were included in capital, the losses would represent 8.6% of Tier 1 capital and negatively impact tangible common equity ("TCE"), a non-GAAP financial measure, by 0.8%[2].

The AFS unrealized losses, net of tax, were approximately $17.1 million, or 8.8% of the total AFS amortized cost basis. As a percentage of Tier 1 capital, the AFS unrealized losses, net of tax, represented 6.6% of Tier 1 capital and negatively impacted TCE, a non-GAAP financial measure, by 0.6%[2].

(1) Tier 1 Capital represents Westfield Bank's Tier 1 Capital as of June 30, 2026.
(2) Impact to TCE is net of tax. TCE is a non-GAAP measure. See slides 35-37 for the related TCE calculation and a reconciliation of GAAP to non-GAAP financial measures.

TOTAL DEPOSITS - JUNE 30, 2026



Total Deposits
$2.4 Billion
Savings
8%
Interest-bearing
checking
6%
Demand
(Non-
interest
bearing)
25%
Time
Deposits
31%
Money Market
30%

Average Cost of Interest-Bearing Deposits	
	Average Cost of Deposits for the Quarter-ended June 30, 2026
Money market	2.12%
Savings	0.12%
Interest-bearing checking	0.98%
Time deposits	3.38%
Total average cost of deposits	1.74%

HIGHLIGHTS

- Average cost of total deposits increased two basis points from 1.72% for the three months ended March 31, 2026 to 1.74% for the three months ended June 30, 2026.
- At June 30, 2026, period-end deposits increased $40.5 million, or 1.7%, from December 31, 2025, driven by a $45.8 million, or 6.6%, increase in time deposits. There were no brokered deposits at June 30, 2026 or December 31, 2025.
- At June 30, 2026, core deposits and non-interest bearing deposits represented 69.4% and 25.0% of total deposits, respectively. The loan to deposit ratio was 91.4% at June 30, 2026.
- At June 30, 2026, uninsured deposits represented 30.1% of total deposits. Uninsured amounts were based on the portion of customer account balances that exceeded the FDIC limit of $250,000. At June 30, 2026, there was one consumer deposit relationship, which is our largest deposit relationship, with a household concentration comprising 5.8% of total deposits, compared to 5.0% of total deposits at December 31, 2025. The next largest deposit relationship is to a local municipality with a concentration of 1.3% of total deposits at June 30, 2026 and 1.9% at December 31, 2025.

TOTAL DEPOSITS



PERIOD-END CORE DEPOSITS
$1,680
$1,670
$1,660
$1,650
$1,640
$1,630
$1,620
$1,640
$1,657
$1,671
$1,672
$1,666
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026



PERIOD-END TIME DEPOSITS
$740
$730
$720
$710
$700
$690
$680
$670
$660
$690
$693
$690
$710
$736
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026

Total deposits of $2.4 billion increased $40.5 million, or 1.7%, from December 31, 2025 to $2.4 billion at June 30, 2026. Core deposits, which the Company defines as all deposits except time deposits, decreased $5.3 million, or 0.3%, from $1.7 billion, or 70.8% of total deposits, at December 31, 2025, to $1.7 billion, or 69.4% of total deposits, at June 30, 2026. During the same period, time deposits increased $45.8 million, or 6.6%, from $689.9 million at December 31, 2025 to $735.7 million at June 30, 2026.

($ in millions)

AVERAGE TOTAL DEPOSITS



AVERAGE DEPOSITS AND RATES
$2,500
$2,300
$2,100
$1,900
$1,700
$1,500
$1,300
$1,100
$900
$700
$500
2.00%
1.80%
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
1.82%
1.77%
1.73%
1.72%
1.74%
$1,732
$1,744
$1,761
$1,759
$1,792
$573
$582
$596
$589
$593
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026
Interest-bearing deposits
Non-interest-bearing deposits
Average deposit cost

Total average deposits, consisting of interest-bearing and non-interest bearing deposits, increased $37.8 million, or 1.6%, from the three months ended March 31, 2026, to $2.4 billion for the three months ended June 30, 2026. The average cost of deposits increased two basis points, from 1.72% for the three months ended March 31, 2026 to 1.74% for the three months ended June 30, 2026.

($ in millions)

AVERAGE CORE AND TIME DEPOSITS

AVERAGE CORE DEPOSITS AND RATES



$1,700
$1,680
$1,660
$1,640
$1,620
$1,600
$1,580
$1,560
$1,540
$1,520
$1,500
1.05%
1.04%
1.04%
1.03%
1.03%
1.02%
1.02%
1.01%
1.01%
1.00%
1.00%
$1,614
$1,633
$1,671
$1,656
$1,663
1.01%
1.04%
1.02%
1.02%
1.03%
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026

AVERAGE TIME DEPOSITS AND RATES



$800
$700
$600
$500
4.25%
3.75%
3.25%
2.75%
2.25%
1.75%
1.25%
0.75%
0.25%
3.69%
3.51%
3.46%
3.41%
3.38%
$691
$693
$687
$692
$723
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026

During the three months ended June 30, 2026, average core deposits of $1.7 billion, including non-interest bearing deposits, increased $6.8 million, or 0.4%, from the three months ended March 31, 2026. During the three months ended June 30, 2026, average time deposits of $722.6 million increased $31.0 million, or 4.5%, from the three months ended March 31, 2026. During the same period, the average cost of time deposits decreased three basis points to 3.38%.

As of June 30, 2026, there was $471.9 million, or 64.1%, in time deposits scheduled to mature by December 31, 2026, with a weighted average rate of 3.39%.

($ in millions)

LOAN-TO-DEPOSIT RATIO


Loan to Deposit Ratio
93%
93%
92%
92%
91%
91%
90%
90%
89%
89%
88%
89.8%
90.7%
92.5%
92.4%
91.4%
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026


Deposits as a Percent of Total Deposits
2Q2026
25%
31%
69%
1Q2026
25%
30%
70%
4Q2025
25%
29%
71%
3Q2025
25%
30%
71%
2Q2025
26%
30%
70%
0%
20%
40%
60%
80%
Demand deposits as a percent of total deposits(1)
Time deposits as a percent of total deposits
Core deposits as a percent of total deposits(2)

(1) Demand deposits are a subset of core deposits.
(2) Core deposits are defined as all deposits except time deposits.

WHOLESALE FUNDING



WHOLESALE FUNDING
(Includes $20 million in Subordinated Debt)
($ in millions)
$165
$145
$125
$105
$85
$65
$45
$25
5.20%
5.10%
5.00%
4.90%
4.80%
4.70%
4.60%
4.50%
5.04%
5.03%
4.96%
4.75%
5.15%
$122
$121
$106
$117
$63
2Q2025
3Q2025
4Q2025
1Q2026
2Q2026
Wholesale Funding
Average Cost of Funds

The Bank is considered to be well-capitalized as defined by the regulators (see slide 31). The Bank's Tier 1 Leverage Ratio to adjusted average assets was 9.37% at June 30, 2026 and 9.32% at December 31, 2025. In addition, Westfield Bank's TCE Ratio(1) of 8.75%, a non-GAAP financial measure, exceeds the Federal Home Loan Bank of Boston ("FHLB") requirements to continue to utilize the FHLB as a funding source.

At June 30, 2026, total borrowings decreased $43.5 million, or 41.0%, from $106.1 million at December 31, 2025 to $62.6 million. At June 30, 2026, short-term borrowings increased $4.5 million, or 33.7%, to $17.7 million, compared to $13.3 million at December 31, 2025. At June 30, 2026, long-term borrowings decreased $48.0 million, or 65.8%, from $73.0 million at December 31, 2025, to $25.0 million. At June 30, 2026 and December 31, 2025, borrowings also consisted of $19.8 million in fixed-to-floating rate subordinated notes.

(1) TCE is a non-GAAP measure. See slides 35-37 for the related TCE calculation and a reconciliation of GAAP to non-GAAP financial measures.

LIQUIDITY

($ in millions)	Total Available	Amount in Use at June 30, 2026	Net Available
Internal Sources:			
Cash and cash equivalents	$37.7	-	$37.7
Unpledged securities	$165.6	-	$165.6
Excess pledged securities	$1.4	-	$1.4
External Sources:			
FHLB[(1)]	$634.3	$86.8	$547.5
FRB Discount Window	$392.7	-	$392.7
Other Unsecured:			
Correspondent banks	$25.0	-	$25.0
Total Liquidity	$1,256.7	$86.8	$1,169.9
Uninsured deposits			$722.7
Liquidity/Total			162%

The Company's liquidity position remains strong with solid core deposit relationships, cash, unencumbered securities and access to diversified borrowing sources. At June 30, 2026, the Company had available borrowing capacity with the FHLB of $547.5 million, including its overnight Ideal Way Line of Credit. At June 30, 2026, the Company had available borrowing capacity of $392.7 million from the Federal Reserve Discount Window, with no outstanding borrowings. At June 30, 2026, the Company also had available borrowing capacity of $25.0 million from two unsecured credit lines with correspondent banks, with no outstanding borrowings.

At June 30, 2026, the Company had $1.2 billion in immediately available liquidity, and $722.7 million in uninsured deposits, or 30.1% of total deposits, representing a coverage ratio of 162%. Uninsured amounts were based on the portion of customer account balances that exceeded the FDIC limit of $250,000. The Company also had access to the brokered deposit market with approval from the Board of Directors to purchase brokered deposits in an amount not to exceed 10% of total assets. At June 30, 2026, the Company did not have any brokered deposits.

(1) At June 30, 2026, there were $38.5 million in outstanding FHLB advances and $48.1 million in letters of credit to secure municipal deposits.

DEPOSIT MARKET SHARE IN HAMPDEN COUNTY, MA

Total Deposit Rank 2025	Parent Company Name	Deposits in Market ($000)	Market Share	# of Branches
1	PeoplesBank	2,418,846	17.13%	11
2	TD Bank	2,266,902	16.05%	14
3	**Westfield Bank**	**1,912,916**	**13.54%**	**20**
4	Bank of America	1,572,220	11.13%	8
5	Berkshire Bank	1,151,420	8.15%	11
6	M&T Bank	1,060,594	7.51%	14
7	KeyBank	1,010,477	7.15%	7
8	Citizens Bank	632,427	4.48%	10
9	Monson Savings Bank	599,110	4.24%	4
10	Country Bank	565,595	4.00%	4
11	New Valley Bank & Trust	277,552	1.97%	3

Source: SNL Financial as of June 30, 2025.
Note: Total number of Westfield Bank branches shown includes the Big E seasonal branch and online deposit channel. Three Westfield branches are located in Hampshire County, MA and four Westfield branches are located in Hartford County, CT outside of Springfield MSA.

ASSET QUALITY INDICATORS

	2Q2025	3Q2025	4Q2025	1Q2026	2Q2026
			($ in thousands)		
Total delinquent loans	$3,853	$4,548	$3,145	$3,157	$4,658
Delinquent loans as a % of total loans	0.18%	0.21%	0.14%	0.14%	0.21%
Nonaccrual loans	$5,752	$5,649	$5,162	$4,681	$7,759
Nonaccrual loans as a % of total loans	0.27%	0.27%	0.24%	0.21%	0.35%
Nonaccrual loans as a % of total assets	0.21%	0.21%	0.19%	0.17%	0.28%

At June 30, 2026, delinquent loans totaled $4.7 million, or 0.21% of total loans, compared to $3.1 million, or 0.14% of total loans, at December 31, 2025. Of the $4.7 million in delinquent loans, $4.4 million, or 95.1%, were residential real estate loans, which includes home equity loans. Of the $4.4 million in delinquent residential real estate loans, $965,000, or 21.8%, are 90 days or more past due. At June 30, 2026 and December 31, 2025, the Company did not have any other real estate owned.

At June 30, 2026, nonaccrual loans totaled $7.8 million, or 0.35% of total loans, compared to $5.2 million, or 0.24% of total loans, at December 31, 2025. The increase in nonaccrual loans was primarily attributable to a non-owner occupied commercial real estate participation loan relationship ("participation loan") secured by an office building. In June 2026, the Company was notified by the lead bank of the participation loan that on June 4, 2026, the borrower filed for Chapter 11 Bankruptcy ("Bankruptcy Filing"). Immediately prior to notification of the Bankruptcy Filing, the Company's 40% portion of the participation loan had a carrying value of $3.4 million and the borrower was then current with its scheduled payments.

During the three months ended June 30, 2026, due to the Bankruptcy Filing, the Company downgraded the participation loan to substandard, placed the loan on nonaccrual status and recognized a partial charge-off of $1.8 million. At June 30, 2026, the Company's portion of the remaining carrying value of the participation loan was $1.6 million. The Company currently expects full recovery of the remaining carrying value through the anticipated sale of the underlying collateral.

ASSET QUALITY INDICATORS

	2Q2025	3Q2025	4Q2025	1Q2026	2Q2026
			($ in thousands)		
Allowance for credit losses % of total loans	0.94%	0.96%	0.93%	0.93%	0.92%
Allowance for credit losses % of nonaccrual loans	343%	364%	393%	437%	260.2%
Net charge-offs/(recoveries)	($585)	$43	$41	$55	$1,789
Net charge-offs/(recoveries) as a % average loans, annualized	(0.11%)	0.01%	0.01%	0.01%	0.33%

At June 30, 2026, the allowance for credit losses was $20.2 million, or 0.92% of total loans, compared to $20.3 million, or 0.93% of total loans, at December 31, 2025. The allowance for credit losses, as a percentage of nonaccrual loans, was 260% and 393% at June 30, 2026 and December 31, 2025, respectively

During the six months ended June 30, 2026, the Company reported net charge-offs of $1.8 million, or 0.33% of average loans (annualized). The increase in net charge-offs for the three months ended June 30, 2026 was due to the $1.8 million charge-off on the participation loan discussed on slide 27.

ALLOWANCE FOR CREDIT LOSSES ("ACL")

	June 30, 2026			December 31, 2025		
	ACL	Total Loans	ACL/ Total Loans	ACL	Total Loans	ACL/ Total Loans
C&I	$ 2,530	$ 234,269	1.08%	$ 2,245	$ 221,790	1.01%
CRE	13,016	1,065,350	1.22%	13,718	1,099,063	1.25%
Residential(1)	4,520	888,617	0.51%	4,186	856,871	0.49%
Consumer	119	2,338	5.09%	148	2,929	5.05%
Unallocated		-	-	-	-	-
Total Loans	**$ 20,185**	**$ 2,190,574**	**0.92%**	**$ 20,297**	**$ 2,180,653**	**0.93%**

Management continues to remain attentive to any signs of deterioration in borrowers' financial conditions and is proactive in taking the appropriate steps to mitigate risk. The allowance for credit losses as a percentage of total loans was 0.92% at June 30, 2026 and 0.93% at December 31, 2025. At June 30, 2026, the allowance for credit losses as a percentage of nonaccrual loans was 260%, compared to 393% at December 31, 2025.

$ in thousands for each period noted.
(1) Includes home equity loans and home equity lines of credit.

ASSET QUALITY

	2Q2025	3Q2025	4Q2025	1Q2026	2Q2026
Special Mention	**$1.5**	**$13.0**	**$17.2**	**$37.6**	**$40.3**
% of Total Loans	0.1%	0.6%	0.8%	1.7%	1.8%
Substandard	**$24.6**	**$27.0**	**$22.5**	**$21.1**	**$23.6**
% of Total Loans	1.2%	1.3%	1.0%	1.0%	1.1%
Total Criticized Loans	**$26.1**	**$40.0**	**$39.7**	**$58.7**	**$63.9**
% of Total Loans	1.2%	1.9%	1.8%	2.7%	2.9%

Total criticized loans, defined as special mention and substandard loans, totaled $63.9 million at June 30, 2026, or 2.9% of total loans, compared to $39.7 million, or 1.8% of total loans, at December 31, 2025. Loans designated special mention, which are not considered classified, increased $23.1 million, from $17.2 million, or 0.8% of total loans, at December 31, 2025 to $40.3 million, or 1.8% of total loans, at June 30, 2026. During the same period, substandard loans increased $1.1 million, or 4.9%, to $23.6 million, or 1.1% of total loans. The increase in substandard loans from December 31, 2025, to June 30, 2026, resulted from the downgrade of the participation loan discussed on slide 27. At June 30, 2026, total criticized loans represent 23.0% of Total Bank Risk-Based Capital, compared to 14.3% at December 31, 2025.

($ in millions)

ASSET QUALITY



Total Criticized Loans
$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$22,463
$17,812
$5,901
$10,532
$7,169
Special Mention
Substandard
Residential
Commercial Real Estate Loans
Commercial and Industrial Loans

At June 30, 2026, special mention loans totaled $40.3 million, or 1.8% of total loans. Of the loans designated special mention, $17.8 million, or 44.2% are commercial and industrial loans and $22.5 million, or 55.8% are commercial real estate loans. At June 30, 2026, substandard loans totaled $23.6 million, or 1.1% of total loans. Of the loans categorized as substandard, $7.2 million, or 30.5%, are commercial and industrial, $10.5 million, or 44.5%, are commercial real estate loans and $5.9 million, or 25.0%, are residential loans. Of the $63.9 million in criticized loans, 95.6% are current and paying as agreed. The increase in special mention loans from December 31, 2025 to June 30, 2026 resulted from the downgrade of two commercial relationships totaling $21.5 million, from “pass” risk rating to special mention. The increase in substandard loans from December 31, 2025 to June 30, 2026 resulted from the downgrade of the participation loan discussed on slide 27.

($ in thousands)

CAPITAL MANAGEMENT

We are well-capitalized with excess capital.

Consolidated	June 30, 2026	December 31, 2025
Tier 1 Leverage Ratio (to Adjusted Average Assets)	9.18%	9.13%
Common Equity Tier 1 Capital (to Risk Weighted Assets)	12.20%	12.21%
Tier 1 Capital (to Risk Weighted Assets)	12.20%	12.21%
Total Capital (to Risk Weighted Assets)	13.96%	14.19%

Westfield Bank	June 30, 2026	December 31, 2025	Well Capitalized
Tier 1 Leverage Ratio (to Adjusted Average Assets)	9.37%	9.32%	5.0%
Common Equity Tier 1 Capital (to Risk Weighted Assets)	12.47%	12.46%	6.5%
Tier 1 Capital (to Risk Weighted Assets)	12.47%	12.46%	8.0%
Total Capital (to Risk Weighted Assets)	13.47%	13.48%	10.0%

At June 30, 2026, the Bank's Tier 1 Leverage Ratio was 9.37%. The Bank's TCE ratio(1), a non-GAAP financial measure, was 8.75% at June 30, 2026.

At June 30, 2026, available-for-sale unrealized losses of $17.1 million, net of tax, negatively impacted the TCE ratio by 0.6%. If the held-to-maturity unrealized losses of $22.2 million, net of tax, were factored in, the TCE ratio would decrease to 7.95%.

- ✓ From a regulatory standpoint, we are well-capitalized with excess capital.
- ✓ We take a prudent approach to capital management.

(1) TCE is a non-GAAP measure. See slides 35-37 for the related TCE calculation and a reconciliation of GAAP to non-GAAP financial measures.

CAPITAL RETURN TO SHAREHOLDERS

SHARE REPURCHASES

Year	# of Shares
2021	2,758,051
2022	720,975
2023	649,744
2024	934,282
2025	599,853
1Q-2026	186,000
2Q-2026	195,000

DIVIDENDS PAID ON COMMON STOCK

Year	Annual Dividends per Share
2021	$0.20
2022	$0.24
2023	$0.28
2024	$0.28
2025	$0.28
1Q-2026	$0.07
2Q-2026	$0.07

On April 22, 2025, the Board of Directors authorized the 2025 Repurchase Plan ("2025 Plan"), pursuant to which the Company may repurchase up to 1.0 million shares of its common stock, or approximately 4.8%, of the Company's then-outstanding shares of common stock. During the three months ended June 30, 2026, the Company repurchased 195,000 shares of its common stock at an average price per share of $13.80. For the six months ended June 30, 2026, the Company repurchased 381,000 shares of its common stock at an average price per share of $13.64. As of June 30, 2026, there were 491,465 shares of common stock available for repurchase under the 2025 Plan.

On July 28, 2026, the Company also announced that its Board of Directors declared a quarterly cash dividend of $0.07 per share on the Company's common stock. The dividend will be payable on or about August 26, 2026 to shareholders of record on August 12, 2026.

CAPITAL MANAGEMENT



BOOK VALUE PER SHARE
TANGIBLE BOOK VALUE PER SHARE (non-GAAP)(1)
$11.68
$11.01
$11.89
$11.22
$12.16
$11.49
$12.26
$11.59
$12.39
$11.72
6/30/2025
9/30/2025
12/31/2025
3/31/2026
6/30/2026
Book Value
Tangible Book Value (non-GAAP)

The Company's book value per share was $12.39 at June 30, 2026, compared to $12.16 at December 31, 2025, while tangible book value per share, a non-GAAP financial measure, increased $0.23, or 2.0%, from $11.49 at December 31, 2025 to $11.72 at June 30, 2026.

(1) ***Tangible book value is a non-GAAP measure. See slides 35-37 for the related tangible book value calculation and a reconciliation of GAAP to non-GAAP financial measures.***

APPENDIX: NON-GAAP TO GAAP RECONCILIATION

Reconciliation of Non-GAAP to GAAP Financial Measures

The Company believes that certain non-GAAP financial measures provide information to investors that is useful in understanding its results of operations and financial condition. Because not all companies use the same calculation, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below.

	For the quarter ended				
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
	(Dollars in thousands)				
Loan interest (no tax adjustment)	$ 27,960	$ 27,440	$ 27,491	$ 26,690	$ 26,214
Tax-equivalent adjustment	124	119	125	120	121
Loan interest (tax-equivalent basis)	$ 28,084	$ 27,559	$ 27,616	$ 26,810	$ 26,335
Loan interest (tax-equivalent basis)	$ 28,084	$ 27,559	$ 27,616	$ 26,810	$ 26,335
Less:					
Prepayment penalties	82	-	-	34	425
Adjusted loan income, excluding prepayment penalties (tax-equivalent basis) (non-GAAP)	$ 28,002	$ 27,559	$ 27,616	$ 26,776	$ 25,910
Average loans	$ 2,189,867	$ 2,186,529	$ 2,166,804	$ 2,112,394	$ 2,081,319
Average loan yield (no tax adjustment)	5.12%	5.09%	5.03%	5.01%	5.05%
Average loan yield (no tax adjustment), excluding prepayment penalties (non-GAAP)	5.11%	5.09%	5.03%	5.01%	4.97%
Average loan yield (tax-equivalent basis)	5.14%	5.11%	5.06%	5.04%	5.08%
Average loan yield (tax equivalent basis), excluding prepayment penalties (non-GAAP)	5.13%	5.11%	5.06%	5.03%	4.99%

APPENDIX: NON-GAAP TO GAAP RECONCILIATION

	For the quarter ended				
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
	(Dollars in thousands)				
Net interest income (no tax adjustment)	$ 19,321	$ 18,825	$ 18,829	$ 18,092	$ 17,642
Tax equivalent adjustment	124	119	125	120	121
Net interest income (tax-equivalent basis)	$ 19,445	$ 18,944	$ 18,954	$ 18,212	$ 17,763
Net interest income (no tax adjustment)	$ 19,321	$ 18,825	$ 18,829	$ 18,092	$ 17,642
Less:					
Prepayment penalties	82	-	-	34	425
Adjusted net interest income (non-GAAP)	$ 19,239	$ 18,825	$ 18,829	$ 18,058	$ 17,217
Average interest-earning assets	$ 2,585,976	$ 2,590,928	$ 2,584,310	$ 2,553,849	$ 2,530,077
Net interest margin (no tax adjustment)	3.00%	2.95%	2.89%	2.81%	2.80%
Net interest margin (tax-equivalent)	3.02%	2.97%	2.91%	2.83%	2.82%
Adjusted net interest margin, excluding prepayment penalties (no tax adjustment) (non-GAAP)	2.98%	2.95%	2.89%	2.81%	2.73%
Book Value per Share (GAAP)	$ 12.39	$ 12.26	$ 12.16	$ 11.89	$ 11.68
Non-GAAP adjustments:					
Goodwill	(0.62)	(0.62)	(0.61)	(0.61)	(0.61)
Core deposit intangible	(0.05)	(0.05)	(0.06)	(0.06)	(0.06)
Tangible Book Value per Share (non-GAAP)	$ 11.72	$ 11.59	$ 11.49	$ 11.22	$ 11.01

APPENDIX: NON-GAAP TO GAAP RECONCILIATION

	For the quarter ended				
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
	(Dollars in thousands)				
Total Bank Equity (GAAP)	$ 253,495	$ 253,406	$ 252,553	$ 248,575	$ 244,460
Non-GAAP adjustments:					
Goodwill	(12,487)	(12,487)	(12,487)	(12,487)	(12,487)
Core deposit intangible, net of associated	(629)	(696)	(764)	(831)	(899)
Tangible Capital (non-GAAP)	$ 240,379	$ 240,223	$ 239,302	$ 235,257	$ 231,074
Tangible Capital (non-GAAP)	$ 240,379	$ 240,223	$ 239,302	$ 235,257	$ 231,074
Unrealized losses on HTM securities, net of tax	(22,193)	(22,223)	(22,019)	(23,154)	(25,702)
Adjusted Tangible Capital For Impact of Unrealized Losses on HTM Securities Net of Tax (non-GAAP)	$ 218,186	$ 218,000	$ 217,283	$ 212,103	$ 205,372
Common Equity Tier (CET) 1 Capital	$ 257,436	$ 257,398	$ 256,019	$ 253,044	$ 250,888
Total Assets for Leverage Ratio (non-GAAP)	$ 2,746,042	$ 2,751,073	$ 2,746,949	$ 2,721,892	$ 2,699,710
Tier 1 Leverage Ratio	9.37%	9.36%	9.32%	9.30%	9.29%
Tangible Common Equity (non-GAAP) =Tangible Capital (non-GAAP)/Total Assets for Leverage Ratio (non-GAAP)	8.75%	8.73%	8.71%	8.64%	8.56%
Adjusted Tangible Common Equity for HTM Impact (non-GAAP) = Adjusted Tangible Capital For Impact of Unrealized Losses on HTM Securities Net of Tax (non-GAAP)/Total Assets for Leverage Ratio (non-GAAP)	7.95%	7.92%	7.91%	7.79%	7.61%

WESTFIELD BANK
"WHAT BETTER BANKING'S ALL ABOUT"


WESTFIELD
WB
BANK
141 Elm Street, Westfield, MA

James C. Hagan, President and Chief Executive Officer
Guida R. Sajdak, Executive Vice President and Chief Financial Officer
Meghan Hibner, First Vice President and Investor Relations Officer